CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the use of our report dated March 2, 2016, on the financial statements and financial highlights of GSREA CMBS Credit Opportunities, LLC (the predecessor fund to the RiverPark Commercial Real Estate Fund), for the year ended December 31, 2015, and to the use of our report dated August 30, 2016 on the financial statements of RiverPark Commercial Real Estate Fund as of August 26, 2016, and to all references to our firm included in or made a part of the Pre-Effective Amendment under the Securities Act of 1933 and Pre-Effective Amendment under the Investment Company Act of 1940 to the RiverPark Commercial Real Estate Fund’s Registration Statement on Form N-2.

Cohen Fund Audit Services, Ltd.
Cleveland, Ohio
August 30, 2016

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of RiverPark Commercial Real Estate Fund of our report dated March 27, 2015, relating to the financial statements of GSREA CMBS Credit Opportunities, LLC, for the year ended December 31, 2014, which appear in such Registration Statement. We also consent to the reference to us under the heading "Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York
September 1, 2016